                                                                   EXHIBIT 10.37


ATG INC.
ALLIED TECHNOLOGY GROUP


February 10, 1996

Mr. William M. Whitacre P.E.
Vice President/General Manager
ToxGon Corporation
631 South 96th Street
Seattle, Washington 98108
Fax: (206)763-9331

Subject: Engineering and Technical Support for a Gasification/Vitrification
         System ATG Radioactive Waste Facility - Thermal Treatment

Dear Mr. Whitacre;

This purchase order authorizes ToxGon Corporation (TGC) to proceed with Work
Item 1 described below which includes the preparation of a conceptual design package in support of a Clean Air Act permit application. All work performed under this order shall be performed according to the terms and conditions specified below. This purchase order constitute an "Agreement" between ATG, Inc. hereinafter referred to as "Buyer", and ToxGon Corporation (TGC), hereinafter referred to as "Seller".

ATG has the right to purchase the remaining Work Items after a "Permit to Construct" is issued by Benton County. Hence, work on other portions shall not be started unless authorized in writing by ATG.

This letter purchase order constitutes the entire Agreement between ATG and ToxGon Corporation.

        1.  SYSTEM DESCRIPTION.

        The overall System consists of several subsystems which are listed in Table 1. Feedstock will be sorted and packaged in either plastic bags, cardboard drums, or cardboard boxes. The packaged material will be brought to the charging subsystem and dumped in airlock hopper and pushed/fed into the process chamber at a controlled rate. Feedstock loses its compaction while being gasified, and falls on the molten glass. The char on top of molten glass reacts with oxygen to form offgas. Inorganic/mineral residues remain on top and melt and sink into molten glass.


ToxGon P.O.                                                             Page 1
2/10/96
                    47375 Fremont Blvd., Fremont, CA 94538
                      (510) 490-3008  FAX: (510) 651-3731


CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 2 of 12

        The process chamber is initially heated with propane/air until the glass is hot enough to carry current, at which time a Joule heating subsystem takes over. The process chamber is constructed of special refractory bricks enclosed in a steel box. The chamber consists of a gasification hearth and a polishing hearth. In oxidation mode, oxygen or air is used for reaction with the feed material. In reduction mode oxygen mixed with steam may be used for reaction.

        Organic material reacts with oxygen in the gasification hearth and inorganic/minerals melt and sink into the molten glass. Some ash and fine particles become airborne with offgas leaving the gasification hearth but will settle and fall into molten glass in the polishing section.

        During normal operation, molten glass is tapped periodically through a side discharge valve and poured into a drum. During maintenance, the glass is drained out of the chamber by a set of drain valves located in the bottom of the chamber. Next the glass is poured into a water bath to make pebbles. When maintenance is complete, these pebbles are fed back into the process chamber and are reused.

        The process chamber is followed by an air pollution control subsystem which is not included in this agreement. Air pollution control subsystem will consist of a rapid quencher, baghouse filter, scrubber, draft fan, HEPA/charcoal filters and exhaust fans. Scrubber is an optional item and may be excluded form the process since processing of waste that produces a significant amount of acid gas is not anticipated.

        2.  SYSTEM FUNCTION

        The primary function of the system is to significantly reduce the volume of the feedstock. The secondary function of the system is to make a solid product that is satisfactorily non-leachable.

        3.  FEEDSTOCK DESCRIPTION

        Feedstock to the system is a highly heterogeneous low-level, radioactive waste and may include individually or a mixture of organic and inorganic material such as process sludges, powders, bulk plastics, wood, clothing, mineral material, soil, absorbent material, rubber, wipers, gloves, coveralls and the like. Metals will be removed from the feedstock as much as possible, but small metal pieces such as pins, clips, nails, buttons will be included in the feedstock. Metal buildup in the melter will effect the service life of the melter.

ToxGon P.O.                                                             Page 2
2/10/96

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 3 of 12


        4.  RELATIONSHIP OF SELLER AND BUYER

        Seller provides engineering, design, and operations guidance for feed charging, process chamber, Joule heating, start-up heating, and glass handling subsystems to be installed in Buyer's gasification/vitrification system.

        Buyer is responsible for permitting. Buyer is also responsible for engineering, procurement, fabrication, assembly and operation of the overall System.

        5.  SELLER'S SCOPE OF WORK

        Seller's scope of work for this fixed price contract shall be the following Work Items:

        WORK ITEM 1 - SYSTEM CONCEPTUAL DESIGN PHASE. ATG shall pay Seller [*] for conceptual design efforts. Seller to provide engineering and design document to support ATG's system conceptual design documents preparation efforts. Based on Seller supplied conceptual design, ATG will prepare and submit a permit application to Benton County Air Pollution Control Authority. Seller's deliverable documents in this phase shall include
        (a) a process flow diagram, (b) mass and heat balance calculations, (c) outline specifications for major equipment, (d) electrical single line diagram, (e) equipment outline drawing, and (f) a cost estimate for the following subsystems which are included as Seller's scope:

          . Manual feed charging system including ram and frit charges, cooling jacket as necessary, airlock hoppers, instrumentation and controls and all other associated appurtenances and attachments.

          . Process chamber subsystem consisting of the gasification and polishing hearth section, refractory brick structure, oxidation gas distribution and sparge piping, discharge duct connecting the process chamber offgas discharge to the air pollution control system inlet, and all other appurtenances and attachments.

          . Glass handling subsystem including process chamber glass discharge valve (side discharge), maintenance drain valves (bottom discharge), discharge valve electrodes, glass flow shut-off cooling device and all other appurtenances and attachments.


ToxGon P.O.                                                             Page 3
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[*] CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION.

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 4 of 12

          . Joule heating subsystem consisting of electrodes/holders/cooling assembly, power supply units, thermocouple and other instrumentation devices, and Joule heating subsystem controls.

          . Start-up heating subsystem including propane gas burners, piping, valves and controls, all in compliance with the standards and regulations.

        Seller will process 100 bags (approximately 1500 lb.) of feedstock supplied by Buyer in Seller's demonstration unit. Buyer shall pays separately for air sampling by AM Test.

        WORK ITEM 2 - SYSTEM DETAILED DESIGN PHASE. Upon receipt of "a Permit to Construct" from Benton County Air Quality Control Board and at ATG's option to proceed with the next phase of the project, ATG shall pay Seller progress payments monthly as set forth in paragraph 9, to a total of $[*] upon Seller's completion and delivery of all fabrication/assembly drawings, material procurement specifications, and requisitions for the subsystems included in Seller's scope and which are listed in Work Item 1 above. Seller shall provide for ATG's approval a material requisition and specification for long-lead items as early as possible. The final deliverable or this work Item is a detailed design package consisting of drawings and specifications needed for completing fabrication and assembly of the subsystems included in Seller's scope.

        WORK ITEM 3 - CONSULTATION ON FABRICATION, ASSEMBLY, STARTUP, TRAINING FOR OPERATION, AND OPERATION. Buyer shall pay Seller $[*] per hour for Seller's senior staff and $[*] per hour for Seller's technical staff to provide consultation on fabrication, assembly, startup, training of operators and assistance during the operation on as need basis. Buyer shall also pay for Seller's personnel reasonable travel and living space cost when Seller's staff travel to Buyer's facility in Richland, Washington. Seller's support services under Work Item 3 shall be provides as requested by Buyer and Seller shall invoice Buyer for these costs on a monthly basis.

        6.  SCHEDULE

        Seller shall deliver conceptual design documents within three (3) weeks after receipt of order (ARO). Detailed design package shall be completed ten (10) weeks after Work Item 2 is authorized.


ToxGon P.O.                                                             Page 4
2/10/96

[*] CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION.

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 5 of 12

        7.  FIXED PRICE

        Should ATG decides to purchase both Work Items 1 and 2 the total fixed price for these Work Items shall be $[*]. Work Item 3 shall be performed on a time and material basis.

        The amount authorized by this purchase order is $[*] for Work Item 1 only as described above.

        8.  LICENSE

        Effective upon payment of all sums due under this Agreement, Seller hereby grants to Buyer a non-exclusive royalty-free right to use Seller's rights and patent rights, including, without limitation, Seller's rights under U.S. Patent 4,299,611 and the design features and technology provided by Seller pursuant to the process chamber to be constructed by Buyer or any rebuilding thereof. This and all other licenses shall be for the use of Buyer, and not for resale.

        Buyer may use the Licensed Rights to build additional process chambers; provided, however, that Buyer shall pay Seller an additional $[*] for any such process chamber Buyer builds during the period ending 5 years after the final payment under this Agreement. In addition, Buyer shall pay Seller reasonable design fees for modifications.

        Seller represents and warrants to Buyer that Seller has all right, title, ownership and interest in the Licensed Rights required for Seller to grant Buyer the non-exclusive license herein. If litigation is commenced against buyer or Seller by a third party claiming that the Licensed Rights infringe on another patent, or intellectual property rights of another person, or claim of ownership of Licensed Rights by another person, Seller, upon notice of this litigation, agrees to indemnify, defend and hold Buyer harmless from and against all judgments, costs, and expenses, including reasonable attorneys' fees, arising as a result of said litigation. At its sole cost and expense, buyer has the right, but not the duty, to participate in this litigation.


ToxGon P.O.                                                             Page 5
2/10/96

[*] CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION.

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 6 of 12

        9.  PAYMENT FOR WORK

        ATG shall pay to Seller as compensation for the deliverables set forth in the Work Scope. Within 30 days of the date Seller's invoice is received by ATG, ATG shall pay the full amount of such invoice. However, in case if there are objections, ATG shall notify Seller of ATG's objection and the grounds therefor within 15 days of the date of receipt of invoice. Subsequent to ATG's notification, ATG and Seller shall make every effort to settle the disputed portion of the invoice.

        After the 30-day payment due period, ATG shall pay an additional charge equal to the Prime Interest Rate as set by 1st. Interstate Bank of California plus 2 points which shall be levied against the unpaid balance of the invoice, to the extent legally payable. The additional charge shall not apply to any disputed portion of any invoice resolved in favor of ATG.

        10.  WARRANTY

        Seller shall warrant that the process chamber and other subsystems engineered by Seller, if built and operated according to Seller's instructions, will thermally destroy the feedstock specified herein with chosen additives to make glass, aiming for the least volume feasible. Melter to be designed for similar capacity as Seller's demonstration unit which is roughly 4 tons/day (glass capacity). The actual destruction capacity will vary with the feedstock.

        The limitation on this warranty is that Buyer must operate the subsystems according to Seller's instructions using competent operators.

        If the Seller engineered process chamber and subsystems are not performing as expected above, Seller's engineer(s) shall be available immediately, but no later than 48 hours after receiving a notice of inadequate operation from Buyer, to provide technical guidance/support as needed to train and advise Buyer personnel to remedy the inadequate performance.

        For the first 90 calendar days after the system is put into commercial operation, the cost of Seller's technical guidance/support shall be paid by Seller only if the melter is constructed by Seller. Any further support services after 90 days shall be paid by Buyer at the rates specified under Work Item 3. The total of claims against Seller shall not be greater than the total value of this purchase order.


ToxGon P.O.                                                             Page 6
2/10/96

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 7 of 12

        11.  CONFIDENTIALITY

        CONFIDENTIALITY OF THIS PURCHASE ORDER. Seller, its employees and subcontractors shall keep the existence, nature and content of this purchase order in confidence and no information about this order shall be released to a third party without a written approval from ATG. Seller shall not use ATG's name in its promotional brochures, reports and papers published by the Seller without a written approval from ATG.

        CONFIDENTIALITY OF DOCUMENTS. All documents, reports, drawings, pictures, test data and other material transmitted by Buyer to Seller or Buyer documents generated as a result of this order shall be considered ATG's confidential and proprietary, kept by Seller in confidence, and shall be returned to Buyer at the end of the contract or upon request by ATG.

        INTELLECTUAL PROPERTY. All Intellectual Property provided to Buyer by Seller in connection with System constituents Buyer's confidential and proprietary information of Seller. Likewise, all information provided to Seller by Buyer in connection with Project constitutes Seller's confidential and proprietary information. Buyer and Seller shall not publish or disclose any such confidential and proprietary information without a written consent from each other. Buyer and Seller shall take all reasonable or necessary steps to ensure non-disclosure of such confidential and proprietary information by their employees or others, including without limitation, providing such information only to those of their employees who need the information to operate or maintain System and instructing those employees as to the confidential nature of System and Project and the obligation of each party to maintain confidentiality. The obligation of confidence imposed herein shall survive termination or expiration of any agreement between the parties, regardless of the reason therefor, for a period of no less than two (2) years after a termination or expiration occurs.

        12.  QUALITY ASSURANCE

        Quality assurance requirements shall be according to the industry standard practice. ATG on-site representative will inspect the quality of the work performed by ATG and ensure that qualified labor and craftsmen are employed for the fabrication of the System. In process quality control measures and check points shall be developed during the course of the fabrication and shall be documented.


ToxGon P.O.                                                             Page 7
2/10/96

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 8 of 12

        13. CORRESPONDENCE

        All correspondence, including any notices and submittals relative to legal and financial matters and technical submittals relative to this order shall be mailed to:

        ATG Inc.                                ToxGon Corporation
        Mr. Fred Feizollahi, P.E.               Mr. William Whitacre
        Vice President                          Vice President & General Manager
        47375 Fremont Blvd.                     631 South 96th Street
        Fremont, California, 94538              Seattle, WA 98108
        FAX: 510/651-3731                       FAX: 206/736-9331

        14.  TERMINATION FOR CONVENIENCE

        If Buyer is unable to obtain the necessary permits, or for any other reasons that Buyer may deem appropriate, Buyer may terminate the performance of Work Items described in this order. Buyer shall terminate by delivering a Notice of Termination specifying the extent and the date of termination. After the receipt of a notice, Seller shall stop all work canceled and deliver to Buyer all work completed as of the cancellation date. Also, Seller shall submit a final termination settlement invoice to Buyer no later than 4 week after the date of termination

        15.  VENUE AND DISPUTES

        This agreement is to be interpreted in accordance with the laws of the State of Washington. Any dispute arising from this agreement that the parties cannot resolve are to be settled by binding arbitration by the American Arbitration Association in Seattle under their then existing rules for commercial arbitration.

        In the event of commencement of suit by either party to enforce the provisions of this agreement, the prevailing party shall be entitled to receive such attorneys' fees and costs with interest as may be adjudged reasonable in addition to any other relief granted.


ToxGon P.O.                                                             Page 8
2/10/96

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 9 of 12

        16.  ENTIRE AGREEMENT

        This agreement is the complete understanding between the parties. Any changes or additions must be in writing signed by both parties, with negotiated change in price.

We are pleased to have your firm as our contractor on this important project and look forward to a good working relationship with your company. If there are any questions, please do not hesitate to contact me or Fred Feizollahi at 510/490-3008.

Sincerely,

/s/ Frank Chiu
Frank Chiu
Executive Vice President, ATG, Inc.

ACCEPTED BY TOXGON CORPORATION
------------------------------

/s/ William M. Whitacre, P.E.  Date: 2/12/96
-----------------------------        -------
William M. Whitacre, P.E.
Vice President/General Manager,

Attachment: Table 1, Gasification/vitrification equipment/subsystem/system list



ToxGon P.O.                                                             Page 9
2/10/96

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 10 of 12

     TABLE 1. GASIFICATION/VITRIFICATION EQUIPMENT/SUBSYSTEM/SYSTEM DESIGNATIONS

The term system refers to all of the subsystems listed below.

     1. Feed Preparation Subsystem (by ATG)

        . Sorting unit
        . Metal detection unit
        . Conveyor bins (CBs)

     2. Feed Charging Subsystem (by ToxGon)

        . Solids Chargers (means ram feeders)
        . Frit Charger (means sludge, dry powder feeders)
        . Cooling unit

     3. Process Chamber Subsystem (by ToxGon)

        . Gasification hearth (means first section of the glass melter) . Polishing hearth (means second section of the melter)
        . Refractory material
        . Gas mixers/spargers
        . Cooling unit

     4. Joule Heating Subsystem (by ToxGon)

        . Power supply
        . Control panels
        . Electrodes
        . Electrode holders/connectors
        . Cooling Jacket
        . Cooling unit (piping and chiller unit)

     5. Oxygen/Steam Subsystem (by ATG)

        . Oxygen generator
        . Boiler
        . Superheated
        . Compressor

ToxGon P.O.                                                             Page 10
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

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 11 of 12

     6. Start-up Heating Subsystem (by ToxGon)

        . Gas burner
        . Piping/valves

     7. High Temperature Filter Subsystem (by ATG)

        . Filter housing
        . Filter media

     8. Glass Handling Subsystem (by ToxGon)

        . Glass discharge valve (means overflow discharge valve used during normal operation)
        . Glass drain valves (means bottom emergency drain valve used for maintenance)
        . Drum cart
        . Discharge loading flange/enclosure
        . Pebble making assembly (means water bath)

     9. Air Pollution Control Subsystem (by ATG)

        . Rapid quench
        . Particulate filter (means baghouse)
        . Scrubber
        . Scrubber liquid container
        . Draft fan
        . Flare/quencher
        . HEPA/charcoal filters
        . Concentrates solidification unit

    10. Emission Monitoring Subsystem (by ATG)

        . Continuous emission monitor (CEM)
        . Continuous activity monitor (CAM)

    11. Instrumentation/Control Subsystem (by ATG)

        . Main process controls/PLC
        . APC controls
        . BOP controls


ToxGon P.O.                                                             Page 11
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

February 10, 1996
Mr. William M. Whitacre P.E.
ToxGon Corporation
Page 12 of 12


    12. Electrical Subsystem (see below)

        . Process Chamber (by ToxGon)
        . APC (by ATG)
        . BOP (by ATG)

    13. Mechanical/Utility Subsystem (by ATG)

        . Water
        . Gas
        . Air
        . Compressed gas (nitrogen, etc.)
        . Jib cranes

    14. Civil/Structural Subsystems (by ATG)
        . Building Annex
        . Pit
        . Foundation framing/etc.



ToxGon P.O.                                                             Page 12
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